EXHIBIT 11



                                    KSW, INC.
                     STATEMENT REGARDING COMPUTATION OF NET
                            EARNINGS (LOSS) PER SHARE

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


                                                 Year Ended           Year Ended            Year Ended
                                              December 31, 2004    December 31, 2003     December 31, 2002
                                              -----------------    -----------------     -----------------

Net earnings (loss)                             $  (1,280,000)      $     815,000        $  (2,265,000)
                                                ==============      ==============       ==============

Earnings (loss) per share - basic:
   Weighted average shares outstanding
   during the year                                   5,470,311          5,470,311            5,470,311
                                                ==============      ==============       ==============


Earnings (loss) per common share - basic        $         (.24)     $         .15        $        (.41)
                                                ==============      ==============       ==============

Earnings (loss) per share - diluted:
  Weighted average shares outstanding
  during the year                                    5,470,311          5,470,311            5,470,311

Effect of stock option dilution                              -                  -                    -
                                                --------------      --------------       --------------

Total shares outstanding for purposes
   of calculating diluted earnings
   per share                                         5,470,311          5,470,311            5,470,311
                                                ==============      ==============       ==============

Earnings (loss) per common shares
   and common share equivalent - diluted        $        (.24)      $         .15        $        (.41)
                                                ==============      ==============       ==============


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